CSW International Two, Inc.*
                               Statement of Income
                    For the Twelve Months Ended June 30, 1997
                                   (Unaudited)


                                                    (millions)
Operating Revenues
    Electric revenues                              $     1,630
    Other diversified                                      210
                                                   ------------
                                                         1,840
                                                   ------------

Operating Expenses

    Cost of electric sales                               1,143
    General and administrative                             229
    Depreciation and amortization                           91
    Other diversified                                      152
                                                   ------------
                                                         1,615
                                                   ------------
Operating Income                                           225
                                                   ------------

Other Income and (Deductions)
    Investment income                                        7
    Interest income                                         16
    Interest expense                                      (116)
                                                   ------------
                                                           (93)
                                                   ------------
Income Before Income Taxes                                 132
                                                   ------------
Provision for Income Taxes                                  29
                                                   ------------

Net Income                                         $       103
                                                   ============

* SEEBOARD plc is an indirect wholly owned subsidiary of CSW International Two, Inc.